UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 7, 2018

SITO MOBILE, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town

Square Place, Suite 204, Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 275-0555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2018, SITO Mobile, Ltd. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. acting as the representative of the underwriters, Oppenheimer & Co. Inc. and Lake Street Capital Markets, LLC (the “Underwriters”), relating to the issuance and sale of 2,600,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company. The price to the public in this offering is $5.00 per share, and the Underwriters agreed to purchase the Firm Shares from the Company pursuant to the Underwriting Agreement at a price of $4.725.

In addition, under the terms of the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to 390,000 additional shares of common stock. (the “Additional Shares” and collectively with the Firm Shares, the “Shares”) at a price of $4.725 per share.

The net proceeds to the Company from the issuance and sale of the Firm Shares are expected to be approximately $11.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

The offering is expected to close on or about February 9, 2018, subject to customary closing conditions set forth in the Underwriting Agreement. The offering is being made by the Company pursuant to a shelf registration statement (File No. 333-213221) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement, dated February 7, 2018, thereunder.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (including for liabilities under the Securities Act of 1933, as amended) and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of the Company contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K. A copy of the opinion of Pepper Hamilton LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01	Other Information.

On February 7, 2018, the Company issued a press release announcing the pricing of the offering. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 7, 2018, by and between SITO Mobile, Ltd. and Oppenheimer & Co. Inc. acting as the representative of the Underwriters.
5.1	Opinion of Pepper Hamilton LLP.
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.

Date: February 7, 2018	By:	/s/ Mark Del Priore
		Name:	Mark Del Priore
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 7, 2018, by and between SITO Mobile, Ltd. and Oppenheimer & Co. Inc. acting as the representative of the Underwriters.
5.1	Opinion of Pepper Hamilton LLP.
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 7, 2018.